Exhibit 99.1

Investor Contacts	Media Contact
Olga Guyette, Vice President-Investor Relations & Treasury	Josh Gitelson, Sr. Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

David Trenk, Manager-Investor Relations
(203) 733-4987
david.trenk@haemonetics.com

Haemonetics Reports Second Quarter and First Half Fiscal 2026 Results;
Raises Total Company Fiscal 2026 Guidance
Boston, MA, November 6, 2025 - Haemonetics Corporation (NYSE: HAE) reported financial results for its second quarter fiscal 2026, which ended September 27, 2025:

		2nd Quarter 2026	YTD 2026
■	Revenue, decrease	$327 million, (5)%	$649 million, (5)%
■	Organic(1) revenue decrease	(1.8)%	(0.7)%
■	Organic ex-CSL(2) revenue increase	9.4%	11.1%
■	Earnings per diluted share	$0.81	$1.51
■	Adjusted earnings per diluted share	$1.27	$2.36
■	Cash flow from operating activities	$111 million	$129 million
■	Free cash flow	$89 million	$91 million
__________
(1)    Excludes the impacts of currency fluctuation, the divestiture of the Whole Blood product line as of its completion in January 2025 and the exit of certain liquid solution products.
(2)    In addition to the adjustments for organic revenue, further excludes the impact of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company.
Chris Simon, Haemonetics’ CEO, stated: “Our second quarter results demonstrate disciplined execution and increasingly profitable growth across our business—growing cash flow, earnings and operating income while absorbing the impact from last year’s portfolio transitions. With the majority of our businesses outperforming and targeted actions underway to strengthen commercial execution in Interventional Technologies, we are firmly on track to deliver our updated fiscal year 2026 guidance and long-range plan objectives. Our strong balance sheet will enable additional avenues for value creation, including advancing growth initiatives, debt repayment, and share buybacks.”
GAAP RESULTS
Second quarter fiscal 2026 revenue was $327.3 million, down 5.3% compared with the second quarter of fiscal 2025. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	2nd Quarter 2026 Reported
Plasma	$125.4	(9.5)%
Blood Center	$56.5	(17.6)%
Hospital	$145.5	5.1%
Total net revenue(1)	$327.3	(5.3)%
__________
(1)    Figure may not foot due to rounding.
Gross margin was 59.5% in the second quarter of fiscal 2026 compared with 54.2% in the second quarter of fiscal 2025. The primary drivers of the increase in the gross margin percentage were Plasma share gains, product mix, pricing benefits across all business units, decreased restructuring costs related to portfolio rationalization initiatives, and decreased amortization of fair value inventory step-up. Operating expenses were $136.3 million, up $0.5 million, or 0.4%, compared with the second quarter of fiscal 2025. The increase in operating expenses was driven by impairment charges of intangible assets, partially offset by decreased research and development costs, lower integration, transaction, and freight costs and decreased amortization of acquired intangible assets. The Company had operating income of $58.5 million and a 17.9% operating margin in the second quarter of fiscal 2026, compared with operating income of $51.7 million and a 15.0% operating margin in the second quarter of fiscal 2025. The income tax rate was 24.6% in the second quarter of fiscal 2026, roughly flat as compared with 24.3% in the second quarter of fiscal 2025. Second quarter fiscal 2026 net income and earnings per diluted share were $38.7 million and $0.81, respectively, compared with $33.8 million and $0.66, respectively, in the second quarter of fiscal 2025.
ADJUSTED RESULTS
Second quarter organic revenue declined 1.8% and organic ex-CSL revenue growth was 9.4% compared with the same period of fiscal 2025. Year-over-year organic and organic ex-CSL revenue growth rates by business unit were as follows:

	2nd Quarter 2026
	Organic	Organic ex-CSL
Plasma	(10.1)%	18.6%
Blood Center	3.9%	3.9%
Hospital	4.5%	4.5%
Total net revenue	(1.8)%	9.4%
Second quarter fiscal 2026 adjusted gross margin was 60.5%, up 380 basis points compared with the prior year period. The primary drivers of the increase in the adjusted gross margin percentage were pricing benefits across all business units, Plasma share gains and product mix.
Adjusted operating expenses were $110.8 million, down $1.5 million, or 1.3%, compared with the second quarter of fiscal 2025. The decrease in adjusted operating expenses was driven by lower freight charges and disciplined cost management across general and administrative functions, partially offset by additional investments in research and development. Adjusted operating income for the second quarter of fiscal 2026 was $87.3 million, up $3.8 million, or 4.5%, compared with the second quarter of fiscal 2025. Adjusted operating margin was 26.7%, up 250 basis points when compared with the same period of fiscal 2025. The adjusted income tax rate was 24.7% in the second quarter of fiscal 2026, roughly flat as compared with 25.1% in the second quarter of fiscal 2025.

Second quarter fiscal 2026 adjusted net income was $60.3 million, up $3.0 million, or 5.3%, and adjusted earnings per diluted share was $1.27, up 13.4%, each when compared with the same period of fiscal 2025.
BALANCE SHEET AND CASH FLOW
Cash on hand as of September 27, 2025 was $296.4 million, a decrease of $10.3 million since the end of fiscal 2025, primarily driven by cash outflows for share repurchases of $75.0 million and strategic investments, partially offset by cash flow provided from operating activities.
Second quarter fiscal 2026 cash flow from operating activities was $111.3 million, up 62.5 million, or 128.0%, and free cash flow was $88.7 million, up $51.7 million, or 139.6%, each when compared with the same period of fiscal 2025. The primary driver of increased operating cash flow as compared to the same period of fiscal 2025 was favorable working capital adjustments driven by lower inventory purchasing. Free cash flow was also impacted by higher non-cash transfers from inventory, partially offset by lower capital expenditures.
SHARE REPURCHASE PROGRAM
As part of its previously announced $500.0 million share repurchase program, the Company repurchased 1,430,579 shares of its common shares for $75.0 million during the second quarter of fiscal 2026 pursuant to an accelerated share repurchase agreement entered into with Citibank, N.A.

FISCAL 2026 GUIDANCE
The Company updated its previous fiscal 2026 GAAP revenue and organic revenue growth guidance as follows:

	Current Guidance
	Plasma	Blood Center	Hospital	Total Company
Reported	(4 – 7%)	(17 – 19%)	4 – 7%	(1 – 4%)
Currency impact	–	1%	–	1%
Acquisitions & Divestitures(1)	–	(19%)	–	(4%)
Organic	(4 – 7%)	(1) – 1%	4 – 7%	(1) – 2%
CSL 2025 US disposables revenue(2)	21%	–	–	8%
Organic, ex-CSL	14 – 17%	(1) – 1%	4 – 7%	7 – 10%

	Previous Guidance
	Plasma	Blood Center	Hospital	Total Company
Reported	(7 – 10%)	(23 – 26%)	8 – 11%	(3 – 6%)
Currency impact	–	(1) – 0%	–	(1) – 0%
Acquisitions & Divestitures(1)	–	(19%)	–	(4%)
Organic	(7 – 10%)	(4 – 6%)	8 – 11%	(2) – 1%
CSL 2025 US disposables revenue(2)	21%	–	–	8%
Organic, ex-CSL	11 – 14%	(4 – 6%)	8 – 11%	6 – 9%
__________
(1)    Reflects adjustment in Blood Center to exclude the impact of the Company’s divestiture of its Whole Blood product line in January 2025 and exit of certain liquid solution products.
(2)    Reflects adjustment to exclude the impact of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company.
Additionally, the Company reaffirmed its adjusted operating margin guidance and raised adjusted earnings per diluted share guidance and free cash flow guidance as follows:

	Previous Guidance	Current Guidance
Adjusted operating margin	26 – 27%	26 – 27%
Adjusted earnings per diluted share	$4.70 – $5.00	$4.80 – $5.00
Free cash flow	$160M – $200M	$170M – $210M
Free cash flow to adjusted net income	>70%	>70%
WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS
The Company will host a conference call with investors and analysts to discuss second quarter fiscal 2026 results on Thursday, November 6, 2025 at 8:00 a.m. ET. The call can be accessed via teleconference at https://register-conf.media-server.com/register/BIc24ccf5a9b2b4a9c8f09298e80e7dceb. Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start.
Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/6q36mw7d.

The Company has also provided a supplemental earnings presentation for its second quarter of fiscal 2026, which is available on its website and can be found at the following direct link: https://haemonetics.gcs-web.com/static-files/6b14ac73-0586-4e05-be94-77ec26069612.
ABOUT HAEMONETICS
Haemonetics is a global medical technology company dedicated to improving the quality, effectiveness and efficiency of health care. Our innovative solutions addressing critical medical needs include a suite of hospital technologies designed to advance standards of care and help enhance outcomes for patients; end-to-end plasma collection technologies to optimize operations for plasma centers; and products to enable blood centers to collect in-demand blood components. To learn more about Haemonetics, visit www.haemonetics.com.
FORWARD-LOOKING STATEMENTS
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the Company’s strategy for growth; product development, commercialization and anticipated benefits; regulatory approvals; the impact of acquisitions and divestitures; market position and expenditures; and the Company’s market and regional alignment initiative; (ii) estimates or projections of future financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the Company’s share repurchase program; and (iii) the assumptions underlying or relating to any statement described in points (i) and (ii) above.
Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, availability and demand for the Company’s products; the Company’s ability to successfully develop and market new products and technologies; the impact of competitive products and pricing; product quality; disruptions caused by cybersecurity events; any failure to realize the anticipated strategic benefits and opportunities from acquisitions and divestitures; pricing pressures resulting from trends toward healthcare cost containment and the effect of industry consolidation; manufacturing, distribution and supply chain disruptions and cost increases; the Company’s ability to implement as planned and realize estimated cost savings from the market and regional alignment initiative; the effects of global economic and political conditions, including changing trade and tariff policies and inflationary pressures; regulatory uncertainties, including in the receipt or timing of regulatory approvals, and the impact of changes in global regulatory conditions; indebtedness incurred by the Company, including the conditional conversion feature of its convertible notes; the Company’s ability to protect its intellectual property; litigation; and the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES
This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.
When used in this release, organic revenue growth excludes the impact of currency fluctuation, acquisitions and divestitures. Organic ex-CSL revenue growth further excludes the impact of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted interest and other income/expense, adjusted provision for income taxes, adjusted net income and adjusted earnings per diluted share exclude restructuring costs, restructuring related costs, digital transformation costs, amortization of acquired intangible assets, asset impairments and write downs, amortization of fair value inventory step-up, costs related to compliance with the European Union Medical Device Regulation ("MDR") and In Vitro Diagnostic Regulation ("IVDR"), acquisition, integration and divestiture related costs, net gains on the repurchase of convertible notes, gains on sales of property, plant and equipment, certain tax settlements, unusual or infrequent and material litigation-related charges, and remeasurement of contingent consideration liability. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. The adjustments to provision for income taxes are calculated based on the jurisdictions in which pre-tax adjustments occurred. Free cash flow is defined as cash provided by operating activities less capital expenditures and additions to Haemonetics equipment, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.
A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs, impairment charges and capital expenditures, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended			Six Months Ended
	9/27/2025	9/28/2024	Inc/(Dec) %	9/27/2025	9/28/2024	Inc/(Dec) %

	(Dollars and Shares in Thousands, Except Per Share Data)			(Dollars and Shares in Thousands, Except Per Share Data)
Net revenues	$327,315	$345,511	(5.3)%	$648,709	$681,683	(4.8)%
Cost of goods sold	132,571	158,074	(16.1)%	261,721	319,322	(18.0)%
Gross profit	194,744	187,437	3.9%	386,988	362,361	6.8%

Research and development	14,872	14,139	5.2%	31,133	28,588	8.9%
Selling, general and administrative	101,615	106,946	(5.0)%	212,334	215,194	(1.3)%
Amortization of acquired intangible assets	11,182	12,264	(8.8)%	22,574	24,735	(8.7)%
Impairment of intangible assets	8,584	2,391	259.0%	8,584	2,391	259.0%
Total Operating expenses	136,253	135,740	0.4%	274,625	270,908	1.4%

Operating income	58,491	51,697	13.1%	112,363	91,453	22.9%

Interest and other expense, net	(7,206)	(6,993)	3.0%	(15,909)	(36)	44091.7%

Income before provision for income taxes	51,285	44,704	14.7%	96,454	91,417	5.5%

Provision for income taxes	12,601	10,873	15.9%	23,739	19,213	23.6%

Net income	$38,684	$33,831	14.3%	$72,715	$72,204	0.7%

Net income per common share assuming dilution	$0.81	$0.66	22.9%	$1.51	$1.40	7.8%

Weighted average shares outstanding
Basic	47,590	50,898		47,850	50,920
Diluted	47,664	51,240		48,009	51,402

Profit Margins:			Inc/(Dec) %			Inc/(Dec) %
Gross profit	59.5%	54.2%	5.3%	59.7%	53.2%	6.5%
Research and development	4.5%	4.1%	0.4%	4.8%	4.2%	0.6%
Selling, general and administrative	31.0%	31.0%	—%	32.7%	31.6%	1.2%
Operating income	17.9%	15.0%	2.9%	17.3%	13.4%	3.9%
Income before provision for income taxes	15.7%	12.9%	2.8%	14.9%	13.4%	1.5%
Net income	11.8%	9.8%	2.0%	11.2%	10.6%	0.6%

Revenue Analysis by Business Unit (Unaudited)

	Three Months Ended
	9/27/2025	9/28/2024	Reported growth	Currency impact	Acquisitions & Divestitures(1)	Organic growth	2025 CSL US Disposable Revenue(2)	Organic growth, ex-CSL

	(Dollars in Thousands)
Revenues by business unit
Plasma	$125,364	$138,561	(9.5)%	0.6%	—%	(10.1)%	(28.7)%	18.6%

Apheresis	56,065	54,332	3.2%	1.7%	(2.4)%	3.9%	—%	3.9%
Whole Blood	389	14,196	(97.3)%	—%	(97.3)%	—%	—%	—%
Blood Center	56,454	68,528	(17.6)%	1.5%	(23.0)%	3.9%	—%	3.9%

Interventional Technologies(3)	59,073	61,923	(4.6)%	0.4%	—%	(5.0)%	—%	(5.0)%
Blood Management Technologies(4)	86,424	76,499	13.0%	0.8%	—%	12.2%	—%	12.2%
Hospital	145,497	138,422	5.1%	0.6%	—%	4.5%	—%	4.5%

Total net revenues	$327,315	$345,511	(5.3)%	0.7%	(4.2)%	(1.8)%	(11.2)%	9.4%

	Six Months Ended
	9/27/2025	9/28/2024	Reported growth	Currency impact	Acquisitions & Divestitures(1)	Organic growth	2025 CSL US Disposable Revenue(2)	Organic growth, ex-CSL

	(Dollars in Thousands)
Revenues by business unit
Plasma	$255,261	$274,471	(7.0)%	0.5%	—%	(7.5)%	(30.7)%	23.2%

Apheresis	107,887	103,426	4.3%	1.4%	(2.1)%	5.0%	—%	5.0%
Whole Blood	406	31,347	(98.7)%	—%	(98.7)%	—%	—%	—%
Blood Center	108,293	134,773	(19.6)%	1.3%	(25.9)%	5.0%	—%	5.0%

Interventional Technologies(3)	117,556	124,967	(5.9)%	0.4%	—%	(6.3)%	—%	(6.3)%
Blood Management Technologies(4)	167,599	147,472	13.6%	0.6%	—%	13.0%	—%	13.0%
Hospital	285,155	272,439	4.7%	0.6%	—%	4.1%	—%	4.1%

Total net revenues	$648,709	$681,683	(4.8)%	0.7%	(4.8)%	(0.7)%	(11.8)%	11.1%
__________
(1)    Reflects the impact in Blood Center of the divestiture of the Whole Blood product line as of its completion in January 2025 and the impact of the exit of certain liquid solution products.
(2)    Reflects the impact in Plasma of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company.
(3)    Interventional Technologies includes Vascular Closure, Sensor Guided Technologies and Esophageal Protection product lines of the Hospital business unit.
(4)    Blood Management Technologies includes Hemostasis Management, Cell Salvage and Transfusion Management product lines of the Hospital business unit.

Condensed Consolidated Balance Sheets (Unaudited)

	September 27, 2025	March 29, 2025

	(Dollars in Thousands)
Assets
Cash and cash equivalents	$296,426	$306,763
Accounts receivable, net	207,066	202,657
Inventories, net	336,206	365,141
Other current assets	59,984	60,414
Total current assets	899,682	934,975
Property, plant & equipment, net	292,476	284,052
Intangible assets, net	428,357	455,743
Goodwill	606,101	604,269
Other assets	215,540	171,909
Total assets	$2,442,156	$2,450,948

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$304,335	$303,558
Other current liabilities	243,983	274,555
Total current liabilities	548,318	578,113
Long-term debt	920,393	921,230
Other long-term liabilities	124,272	130,769
Stockholders' equity	849,173	820,836
Total liabilities & stockholders' equity	$2,442,156	$2,450,948

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended
	September 27, 2025	September 28, 2024

	(Dollars in Thousands)
Cash Flows from Operating Activities:
Net income	$72,715	$72,204
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	57,013	58,353
Amortization of fair value inventory step-up	4,491	8,978
Share-based compensation expense	16,901	14,485
Impairment of intangible assets	8,584	2,391
Gain on repurchase of convertible senior notes, net	—	(12,600)
Gains on sales of property, plant and equipment	(318)	(14,412)
Deferred income taxes	(3,956)	(6,176)
Change in other non-cash operating activities	2,679	4,523
Change in operating assets and liabilities:
Change in accounts receivable, net	(3,702)	(1,608)
Change in inventories, net	25,058	(47,008)
Change in prepaid income taxes	3,136	(3,713)
Change in other assets and other liabilities	(23,688)	(13,890)
Change in accounts payable and accrued expenses	(30,197)	(40,125)
Net cash provided by operating activities	128,716	21,402
Cash Flows from Investing Activities:
Capital expenditures	(8,770)	(15,089)
Non-cash transfers from inventory to property, plant and equipment for Haemonetics equipment	(29,149)	(6,754)
Proceeds from sale of property, plant and equipment	417	20,551
Acquisitions	—	(150,906)
Other investments	(25,966)	(10,366)
Net cash used in investing activities	(63,468)	(162,564)
Cash Flows from Financing Activities:
Repayments, net of borrowings	(3,125)	450,437
Purchase of capped call related to convertible notes	—	(88,200)
Debt issuance costs	—	(23,135)
Share repurchases	(75,000)	(75,000)
Proceeds from employee stock programs	4,001	4,653
Cash used to net share settle employee equity awards	(4,795)	(9,794)
Other financing activities	(75)	(73)
Net cash (used in) provided by financing activities	(78,994)	258,888
Effect of exchange rates on cash and cash equivalents	3,409	2,757
Net Change in Cash and Cash Equivalents	(10,337)	120,483
Cash and Cash Equivalents at Beginning of the Period	306,763	178,800
Cash and Cash Equivalents at End of Period	$296,426	$299,283

Free Cash Flow Reconciliation:
Cash provided by operating activities	$128,716	$21,402
Capital expenditures	(8,770)	(15,089)
Additions to Haemonetics equipment	(29,149)	(6,754)
Proceeds from sale of property, plant and equipment	417	20,551
Free cash flow	$91,214	$20,110

Reconciliation of Adjusted Measures for Second Quarter of FY26 and FY25 (Unaudited)

	Gross profit	Operating expenses	Operating income	Interest and other expense	Provision for income taxes	Net income	Earnings per diluted share

Three Months Ended September 27, 2025:	(Dollars in Thousands, Except Per Share Data)
Reported	$194,744	$136,253	$58,491	$(7,206)	$12,601	$38,684	$0.81
Amortization of acquired intangible assets	—	(11,182)	11,182	—	2,810	8,372	0.19
Amortization of fair value inventory step-up	2,055	—	2,055	—	505	1,550	0.03
Integration and transaction costs	1,336	(183)	1,520	—	387	1,133	0.02
Restructuring costs	(142)	(346)	204	—	75	129	—
Restructuring related costs	38	(16)	54	—	12	42	—
Digital transformation costs	—	(5,054)	5,054	—	1,236	3,818	0.08
Litigation-related charges	—	(220)	220	—	53	167	—
Impairment of intangible assets	—	(8,584)	8,584	—	2,147	6,437	0.14
Remeasurement of contingent consideration	—	87	(87)	—	(57)	(30)	—
Adjusted	$198,031	$110,755	$87,277	$(7,206)	$19,769	$60,302	$1.27
Adjusted, as a percentage of net revenues	60.5%	33.8%	26.7%			18.4%

	Gross profit	Operating expenses	Operating income	Interest and other expense	Provision for income taxes	Net income	Earnings per diluted share

Three Months Ended September 28, 2024:	(Dollars in Thousands, Except Per Share Data)
Reported	$187,437	$135,740	$51,697	$(6,993)	$10,873	$33,831	$0.66
Amortization of acquired intangible assets	—	(12,264)	12,264	—	3,052	9,212	0.18
Amortization of fair value inventory step-up	3,739	—	3,739	—	908	2,831	0.06
Integration and transaction costs	228	(654)	882	—	225	657	0.01
Restructuring costs	3,765	(1,027)	4,792	—	1,103	3,689	0.07
Restructuring related costs	598	(973)	1,571	—	372	1,199	0.03
Digital transformation costs	—	(4,858)	4,858	—	1,147	3,711	0.07
MDR and IVDR costs	—	(991)	991	—	235	756	0.01
Litigation-related charges	—	(320)	320	—	78	242	—
Impairment of intangible assets	—	(2,391)	2,391	—	581	1,810	0.04
Discrete tax items	—	—	—	—	658	(658)	(0.01)
Adjusted	$195,767	$112,262	$83,505	$(6,993)	$19,232	$57,280	$1.12
Adjusted, as a percentage of net revenues	56.7%	32.5%	24.2%			16.6%

Reconciliation of Adjusted Measures for Year-to-Date FY26 and FY25 (Unaudited)

	Gross profit	Operating expenses	Operating income	Interest and other expense	Provision for income taxes	Net income	Earnings per diluted share

Six Months Ended September 27, 2025	(Dollars in Thousands, Except Per Share Data)
Reported	$386,988	$274,625	$112,363	$(15,909)	$23,739	$72,715	$1.51
Amortization of acquired intangible assets	—	(22,574)	22,574	—	5,733	16,841	0.36
Amortization of fair value inventory step-up	4,491	—	4,491	—	1,123	3,368	0.07
Integration and transaction costs	2,366	(1,836)	4,202	2,022	1,599	4,625	0.10
Restructuring costs	(526)	(1,997)	1,470	—	365	1,105	0.02
Restructuring related costs	24	(87)	112	—	21	91	—
Digital transformation costs	—	(10,409)	10,409	—	2,570	7,839	0.16
Litigation-related charges	—	(804)	804	—	201	603	0.01
Impairment of intangible assets	—	(8,584)	8,584	—	2,147	6,437	0.13
Remeasurement of contingent consideration	—	180	(180)	—	(91)	(89)	—
Adjusted	$393,343	$228,514	$164,829	$(13,887)	$37,407	$113,535	$2.36
Adjusted, as a percentage of net revenues	60.6%	35.2%	25.4%			17.5%

	Gross profit	Operating expenses	Operating income	Interest and other expense	Provision for income taxes	Net income	Earnings per diluted share

Six Months Ended September 28, 2024	(Dollars in Thousands, Except Per Share Data)
Reported	$362,361	$270,908	$91,453	$(36)	$19,213	$72,204	$1.40
Amortization of acquired intangible assets	—	(24,735)	24,735	—	6,146	18,589	0.36
Amortization of fair value inventory step-up	8,978	—	8,978	—	2,194	6,784	0.13
Integration and transaction costs	387	(12,818)	13,205	—	943	12,262	0.24
Restructuring costs	8,131	(1,283)	9,414	—	2,181	7,233	0.14
Restructuring related costs	1,880	(2,209)	4,089	—	970	3,119	0.06
Digital transformation costs	—	(11,203)	11,203	—	2,670	8,533	0.17
MDR and IVDR costs	—	(2,117)	2,117	—	501	1,616	0.03
Litigation-related charges	—	(1,075)	1,075	—	261	814	0.02
Gain on repurchase of convertible notes, net	—	—	—	(12,600)	(3,059)	(9,541)	(0.19)
Gains on sales of property, plant and equipment	—	14,134	(14,134)	—	(3,432)	(10,702)	(0.21)
Impairment of intangible assets	—	(2,391)	2,391	—	581	1,810	0.04
Discrete tax items	—	—	—	—	3,075	(3,075)	(0.06)
Adjusted	$381,737	$227,211	$154,526	$(12,636)	$32,244	$109,646	$2.13
Adjusted, as a percentage of net revenues	56.0%	33.3%	22.7%			16.1%